PagerDuty Announces Second Quarter Fiscal 2021 Financial Results

Second quarter revenue increased 26% year-over-year to $50.7 million
369 customers with annual recurring revenue over $100,000, up 35% year-over-year

SAN FRANCISCO – (BUSINESS WIRE) – September 2, 2020 – PagerDuty, Inc. (NYSE:PD), a global leader in digital operations management, today announced financial results for the second quarter of fiscal 2021, ended July 31, 2020.
"PagerDuty is well-positioned to benefit from the long-term tailwinds of digital acceleration, cloud migration, and DevOps,” said Jennifer Tejada, CEO at PagerDuty. “Despite the extraordinary market dynamics, our customers remain loyal and we remain confident in our strategy and optimistic about our growth.”

Second Quarter Fiscal 2021 Financial Highlights

•Revenue: Total revenue was $50.7 million, up 25.7% year-over-year.
•Gross Margin: GAAP gross margin was 86.9% compared to 84.9% in the second quarter of fiscal 2020. Non-GAAP gross margin was 87.4% compared to 85.7% in the second quarter of fiscal 2020.
•Operating Loss: GAAP operating loss was $13.4 million, or GAAP operating margin of negative 26.5%, compared to a $14.4 million GAAP operating loss, or GAAP operating margin of negative 35.6%, in the second quarter of fiscal 2020. Non-GAAP operating loss was $3.5 million, or non-GAAP operating margin of negative 6.8%, compared to a $7.1 million non-GAAP operating loss, or non-GAAP operating margin of negative 17.7%, in the second quarter of fiscal 2020.
•Net Loss: GAAP net loss was $14.7 million, compared to $12.6 million in the second quarter of fiscal 2020. GAAP net loss per share was $0.19, compared to $0.17 in the second quarter of fiscal 2020. Non-GAAP net loss was $3.5 million, compared to $5.3 million in the second quarter of fiscal 2020. Non-GAAP net loss per share was $0.04, compared to $0.07 in the second quarter of fiscal 2020.
•Cash Flow: Net cash provided by operations was $2.0 million, or 4.0% of revenue, compared to $2.2 million, or 5.3% of revenue, in the second quarter of fiscal 2020. Free cash flow was $1.4 million, or 2.7% of revenue, compared to $1.3 million, or 3.3% of revenue, in the second quarter of fiscal 2020.
•Cash and Cash Equivalents and Current Investments were $601.6 million as of July 31, 2020.
The section titled “Non-GAAP Financial Measures” below contains a description of the non-GAAP financial measures and reconciliations between historical GAAP and non-GAAP information.

Recent Highlights

•Continued Expansion Within Existing Customers: PagerDuty saw approximately a third of its enterprise and mid-market customers expand within the quarter. This increased adoption is a result of the strong return on investment and business value PagerDuty delivers.
•Customer Growth: PagerDuty had 13,346 customers as of July 31, 2020. New customers within the quarter included The Atlantic, Dignity Health, Genentech, Lowes, Richemont and Telenet and customer expansions included Electronic Arts, Groupon, NCS Pearson, Okta, Postmates and SAP, among many others.
•Platform Integration: PagerDuty now has over 370 total integrations and a deep bench of partners. In the quarter, our recently launched Solution Partner and Managed Service Provider partner programs signed and on-boarded new partners, including AHEAD, CDI, Estuate, and HGC Technologies, to help enterprises transform digital operations with the help of integrated solutions and services.

Financial Outlook

For the third quarter of fiscal 2021, PagerDuty currently expects:

•Total revenue of $52.0 million - $53.0 million, representing a growth rate of 22% - 24% year-over-year
•Non-GAAP net loss per share of $0.11 - $0.10 assuming approximately 79 million shares

For the full fiscal year 2021, PagerDuty currently expects:

•Total revenue of $206.0 million - $211.0 million, representing a growth rate of 24% - 27% year-over-year
•Non-GAAP net loss per share of $0.30 - $0.27 assuming approximately 79 million shares

These statements are forward-looking and actual results may differ materially. Please refer to the Forward-Looking statements section below for information on the factors that could cause our actual results to differ materially from these forward-looking statements.

PagerDuty has not reconciled its expectations as to non-GAAP net loss per share to GAAP net loss per share because certain items are out of its control or cannot be reasonably predicted. Accordingly, a reconciliation for forward-looking non-GAAP net loss per share is not available without unreasonable effort.

Conference Call Information:

PagerDuty will host a conference call and live webcast for analysts and investors at 2:00 p.m. Pacific Time on September 2, 2020. This news release with the financial results will be accessible from PagerDuty’s website at investor.pagerduty.com prior to the conference call. A live webcast of the conference call will be accessible from the PagerDuty investor relations website at investor.pagerduty.com.

Supplemental Financial and Other Information:

Supplemental financial and other information can be accessed through PagerDuty’s investor relations website at investor.pagerduty.com. PagerDuty uses the investor relations section on its website as the means of complying with its disclosure obligations under Regulation FD. Accordingly, we recommend that investors should monitor PagerDuty’s investor relations website in addition to following PagerDuty’s press releases, SEC filings, social media, including PagerDuty’s Twitter account (twitter.com/pagerduty), the Twitter account @jenntejada and Facebook page (facebook.com/pagerduty), and public conference calls and webcasts.

Non-GAAP Financial Measures:

This press release and the accompanying tables contain the following non-GAAP financial measures: non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating loss, non-GAAP operating margin, non-GAAP net loss, non-GAAP net loss per share, and free cash flow.

PagerDuty believes that non-GAAP financial measures, when taken collectively, may be helpful to investors because they provide consistency and comparability with past financial performance and can assist in comparisons with other companies, some of which use similar non-GAAP financial measures to supplement their GAAP results. The non-GAAP financial information is presented for supplemental informational purposes only, should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from similarly-titled non-GAAP measures used by other companies.

The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in PagerDuty’s financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by PagerDuty’s management about which expenses and income are excluded or included in determining these non-GAAP financial measures. A reconciliation is provided below for each historical non-GAAP financial measure to the most directly comparable financial measure presented in accordance with GAAP.

PagerDuty defines non-GAAP operating loss as GAAP loss from operations excluding stock-based compensation expense and non-cash charitable contribution expense. PagerDuty defines non-GAAP net loss (which is used in calculating non-GAAP net loss per share) as GAAP net loss excluding amortization of debt discount and issuance costs, stock-based compensation expense, and non-cash charitable contribution expense. There are a number of limitations related to the use of these non-GAAP measures as compared to GAAP operating loss and net loss, including that the non-GAAP measures exclude stock-based compensation expense, which has been, and will continue to be for the foreseeable future, a significant recurring expense in PagerDuty’s business and an important part of its compensation strategy.

PagerDuty defines free cash flow as net cash provided by (used in) operating activities, less cash used for purchases of property and equipment and capitalized internal-use software. In addition to the reasons stated above, PagerDuty believes that free cash flow is useful to investors as a liquidity measure because it measures PagerDuty’s ability to generate or use cash in excess of its capital investments in property and equipment to strengthen its balance sheet and further invest in its business and potential strategic initiatives. PagerDuty uses free cash flow in conjunction with traditional GAAP measures as part of its overall assessment of its liquidity, including the preparation of PagerDuty’s annual operating budget and quarterly forecasts, to evaluate the effectiveness of its business strategies, and to assess its liquidity.

There are a number of limitations related to the use of free cash flow as compared to net cash provided by (used in) operating activities, including that free cash flow includes capital expenditures, the benefits of which are realized in periods subsequent to those when expenditures are made.

PagerDuty encourages investors to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, including this press release, and not to rely on any single financial measure to evaluate PagerDuty’s business.

Please see the reconciliation tables at the end of this release for the reconciliation of GAAP and non-GAAP results.

Forward-Looking Statements:

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our future financial performance and outlook and market positioning. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond our control. Our actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in our Form 10-K filed with the Securities and Exchange Commission (SEC) on March 19, 2020 and our Form 10-Q filed with the SEC on June 5, 2020. Additional information will be made available in our quarterly report on form 10-Q for the quarter ended July 31, 2020 and other filings and reports that we may file from time to time with the SEC. In particular, the following risks and uncertainties, among others, could cause results to differ materially from those expressed or implied by such forward-looking statements: the effect of uncertainties related to the COVID-19 pandemic on U.S. and global markets, our business, operations, revenue results, cash flow, operating expenses, demand for our solutions, sales cycles, customer retention and our customers’ businesses; our ability to achieve and maintain future profitability; our ability to attract new customers and retain and sell additional functionality and services to our existing customers; our ability to sustain and manage our growth; our dependence on revenue from a single product; our ability to compete effectively in an increasingly competitive market; and general market, political, economic, and business conditions.

Past performance is not necessarily indicative of future results. The forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

About PagerDuty

PagerDuty, Inc. (NYSE:PD) is a leader in digital operations management. In an always-on world, organizations of all sizes trust PagerDuty to help them deliver a perfect digital experience to their customers, every time. Teams use PagerDuty to identify issues and opportunities in real time and bring together the right people to fix problems faster and prevent them in the future. Notable customers including GE, Vodafone, Box, and American Eagle Outfitters. To learn more and try PagerDuty for free, visit www.pagerduty.com. Follow our blog and connect with us on Twitter, LinkedIn, YouTube and Facebook.

Investor Relations Contact:
Willa McManmon
investor@pagerduty.com

PagerDuty, Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Revenue	$50,714	$40,361	$100,500	$77,675
Cost of revenue(1)	6,637	6,106	13,600	11,592
Gross profit	44,077	34,255	86,900	66,083
Operating expenses:
Research and development(1)	15,535	11,635	30,549	22,541
Sales and marketing(1)	27,511	23,786	54,247	44,953
General and administrative(1)	14,480	13,215	28,153	25,699
Total operating expenses	57,526	48,636	112,949	93,193
Loss from operations	(13,449)	(14,381)	(26,049)	(27,110)
Interest income	1,048	1,967	2,401	2,856
Interest expense	(1,608)	—	(1,608)	—
Other (expense) income, net	(431)	80	(412)	101
Loss before provision for income taxes	(14,440)	(12,334)	(25,668)	(24,153)
Provision for income taxes	(248)	(236)	(479)	(481)
Net loss	$(14,688)	$(12,570)	$(26,147)	$(24,634)
Other comprehensive income
Unrealized gain on investments	277	—	919	—
Total comprehensive loss	$(14,411)	$(12,570)	$(25,228)	$(24,634)
Net loss per share, basic and diluted	$(0.19)	$(0.17)	$(0.33)	$(0.45)
Weighted-average shares used in calculating net loss per share, basic and diluted	78,775	75,433	78,278	54,327
(1) Includes stock-based compensation expense as follows:

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Cost of revenue	$263	$327	$607	$470
Research and development	2,469	1,437	4,652	2,297
Sales and marketing	2,870	2,326	5,155	3,790
General and administrative	4,366	3,143	7,862	5,488
Total	$9,968	$7,233	$18,276	$12,045

PagerDuty, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	As of July 31, 2020	As of January 31, 2020
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$376,638	$124,024
Accounts receivable, net of allowance for doubtful accounts of $1,712 and $810 as of July 31, 2020 and January 31, 2020, respectively	37,429	37,128
Investments	224,932	227,375
Deferred contract costs, current	10,326	9,301
Prepaid expenses and other current assets	11,950	7,163
Total current assets	661,275	404,991
Property and equipment, net	12,805	12,369
Deferred contract costs, non-current	16,497	16,387
Lease right-of-use assets	26,885	—
Other assets	1,725	1,651
Total assets	$719,187	$435,398
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,775	$6,434
Accrued expenses and other current liabilities	7,713	7,197
Accrued compensation	15,198	13,911
Deferred revenue, current	97,007	87,490
Lease liabilities, current	5,078	—
Total current liabilities	129,771	115,032
Convertible senior notes, net	210,976	—
Deferred revenue, non-current	4,173	5,079
Lease liabilities, non-current	29,064	—
Other liabilities	3,332	7,349
Total liabilities	377,316	127,460
Stockholders’ equity:
Common stock	—	—
Additional paid-in-capital	546,169	487,008
Accumulated other comprehensive income	1,056	137
Accumulated deficit	(205,354)	(179,207)
Total stockholders’ equity	341,871	307,938
Total liabilities and stockholders’ equity	$719,187	$435,398

PagerDuty, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Six Months Ended July 31,
	2020	2019
Cash flows from operating activities
Net loss	$(26,147)	$(24,634)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,039	1,046
Amortization of deferred contract costs	5,064	3,442
Amortization of debt discount and issuance costs	1,258	—
Stock-based compensation	18,276	12,045
Non-cash lease expense	2,204	—
Other	1,426	83
Changes in operating assets and liabilities:
Accounts receivable	(1,293)	(2,733)
Deferred contract costs	(6,199)	(6,690)
Prepaid expenses and other assets	(4,989)	(3,411)
Accounts payable	(1,549)	(2,712)
Accrued expenses and other liabilities	3,618	2,433
Accrued compensation	1,287	2,031
Deferred revenue	8,611	13,693
Lease liabilities	(1,744)	—
Net cash provided by (used in) operating activities	1,862	(5,407)
Cash flows from investing activities
Purchases of property and equipment	(3,292)	(2,019)
Capitalization of internal-use software costs	(111)	—
Proceeds from maturities of held-to-maturity of investments	24,040	—
Purchases of held-to-maturity investments	—	(34,696)
Purchases of available-for-sale investments	(100,029)	—
Proceeds from maturities of available-for-sale investments	71,632	—
Proceeds from sales of available-for-sale investments	7,285	—
Net cash used in investing activities	(475)	(36,715)
Cash flows from financing activities
Proceeds from issuance of convertible senior notes, net of issuance costs paid of $8,151	279,349	—
Purchase of capped call related to convertible senior notes	(35,708)	—
Proceeds from initial public offering, net of underwriters' discounts and commissions	—	220,086
Payments of costs related to initial public offering	—	(5,208)
Proceeds from employee stock purchase plan	3,558	—
Proceeds from repayment of promissory note	—	515
Proceeds from issuance of common stock upon exercise of stock options	5,771	2,785
Employee payroll taxes paid related to net share settlement of restricted stock units	(1,743)	(10)
Net cash provided by financing activities	251,227	218,168
Net increase in cash, cash equivalents, and restricted cash	252,614	176,046
Cash, cash equivalents, and restricted cash at beginning of period	124,024	130,323
Cash, cash equivalents, and restricted cash at end of period	$376,638	$306,369

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Data
(in thousands, except percentages and per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Reconciliation of gross profit and gross margin
GAAP gross profit	$44,077	$34,255	$86,900	$66,083
Plus: Share-based compensation	263	327	607	470
Non-GAAP gross profit	$44,340	$34,582	$87,507	$66,553
GAAP gross margin	86.9%	84.9%	86.5%	85.1%
Non-GAAP adjustments	0.5%	0.8%	0.6%	0.6%
Non-GAAP gross margin	87.4%	85.7%	87.1%	85.7%

Reconciliation of operating expenses
GAAP research and development	$15,535	$11,635	$30,549	$22,541
Less: Share-based compensation	(2,469)	(1,437)	(4,652)	(2,297)
Non-GAAP research and development	$13,066	$10,198	$25,897	$20,244

GAAP sales and marketing	$27,511	$23,786	$54,247	$44,953
Less: Share-based compensation	(2,870)	(2,326)	(5,155)	(3,790)
Non-GAAP sales and marketing	$24,641	$21,460	$49,092	$41,163

GAAP general and administrative	$14,480	$13,215	$28,153	$25,699
Less: Share-based compensation	(4,366)	(3,143)	(7,862)	(5,488)
Non-GAAP general and administrative	$10,114	$10,072	$20,291	$20,211

Reconciliation of operating loss and operating margin
GAAP operating loss	$(13,449)	$(14,381)	$(26,049)	$(27,110)
Plus: Share-based compensation	9,968	7,233	18,276	12,045
Non-GAAP operating loss	$(3,481)	$(7,148)	$(7,773)	$(15,065)
GAAP operating margin	(26.5)%	(35.6)%	(25.9)%	(34.9)%
Non-GAAP adjustments	19.7%	17.9%	18.2%	15.5%
Non-GAAP operating margin	(6.8)%	(17.7)%	(7.7)%	(19.4)%

Reconciliation of net loss
GAAP net loss	$(14,688)	$(12,570)	$(26,147)	$(24,634)
Plus: Share-based compensation	9,968	7,233	18,276	12,045
Plus: Amortization of debt discount and issuance costs	1,258	—	1,258	—
Non-GAAP net loss	$(3,462)	$(5,337)	$(6,613)	$(12,589)

Reconciliation of net loss per share, basic and diluted
GAAP net loss per share, basic and diluted	$(0.19)	$(0.17)	$(0.33)	$(0.45)
Non-GAAP adjustments to net loss	0.15	0.10	0.25	0.22
Non-GAAP net loss per share, basic and diluted	$(0.04)	$(0.07)	$(0.08)	$(0.23)

Weighted-average shares used in calculating net loss per share, basic and diluted	78,775	75,433	78,278	54,327

PagerDuty, Inc.
Reconciliation of GAAP to Non-GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

Free Cash Flow

	Three Months Ended July 31,		Six Months Ended July 31,
	2020	2019	2020	2019
Net cash provided by (used in) operating activities	$2,047	$2,159	$1,862	$(5,407)
Less:
Purchases of property and equipment	(579)	(829)	(3,292)	(2,019)
Capitalization of internal-use software costs	(111)	—	(111)	—
Free cash flow	$1,357	$1,330	$(1,541)	$(7,426)
Net cash used in investing activities	$(14,293)	$(35,525)	$(475)	$(36,715)
Net cash provided by (used in) financing activities	$249,429	$(750)	$251,227	$218,168
Free cash flow margin	2.7%	3.3%	(1.5)%	(9.6)%